UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2006

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23486	62-1096725
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2000 Waters Edge Drive Johnson City, Tennessee	37604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423)743-9151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

        NN, Inc. has acquired Whirlaway Corporation, a privately held company, headquartered in Wellington, Ohio for $44.0 million in cash.  The purchase price is subject to usual and customary post-closing adjustments.  NN, Inc. will not assume any bank debt held by Whirlaway as of the closing debt.  The related Stock Purchase Agreement dated as of November 30, 2006 is attached as an exhibit to this report.

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

    Whirlaway Corporation, the newly acquired subsidiary of NN, Inc., has entered into an executive employment agreement with Mr. Thomas G. Zupan.  Mr. Zupan will serve as Vice President of Whirlaway Corporation.  A copy of the agreement is attached hereto as Exhibit 10.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

        2.1  Stock Purchase Agreement dated as of November 30, 2006 by and among NN, Inc. and Whirlaway Corporation and Thomas G. Zupan*

    10.1  Executive Employment Agreement dated November 30, 2006 between Whirlaway Corporation and Thomas G. Zupan

    99.1  Press Release dated December 1, 2006

*  Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NN, INC.

Date: December 6, 2006	By:	/s/ William C. Kelly, Jr.

Title: Vice President and Chief Administrative Officer

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